Exhibit 25.1
_____________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Thomas E. Tabor
U.S. Bank National Association
100 Wall Street, 16th Floor
New York, NY 10005
(212) 361-6184
(Name, address and telephone number of agent for service)

BERRY PLASTICS CORPORATION
(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                                            Delaware                                       35-1814673
                                                                                           (State or other jurisdiction of                                                                   (I. R. S. Employer
                                                                                           incorporation or organization)                                                                 Identification No.)

                                                                                                    101 Oakley Street
                                                                                                                                     Evansville, Indiana                                                                                    47710
                                                                                     (Address of principal executive offices)                                                             (Zip Code)

Table of Additional Registrant Guarantors

Exact Name	Jurisdiction of Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Name, Address and Telephone Number of Principal Executive Offices
Aerocon, LLC	Delaware	3089	35-1948748	101 Oakley Street, Evansville, Indiana 47710
Berry Iowa, LLC	Delaware	3089	42-1382173	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Design, LLC	Delaware	3089	62-1689708	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1029638	101 Oakley Street, Evansville, Indiana 47710
Berry Sterling Corporation	Delaware	3089	54-1749681	101 Oakley Street, Evansville, Indiana 47710
CPI Holding Corporation	Delaware	3089	34-1820303	101 Oakley Street, Evansville, Indiana 47710
Knight Plastics, LLC	Delaware	3089	35-2056610	101 Oakley Street, Evansville, Indiana 47710
Packerware, LLC	Delaware	3089	48-0759852	101 Oakley Street, Evansville, Indiana 47710
Pescor, Inc.	Delaware	3089	74-3002028	101 Oakley Street, Evansville, Indiana 47710
Poly-Seal, LLC	Delaware	3089	52-0892112	101 Oakley Street, Evansville, Indiana 47710
Venture Packaging, Inc.	Delaware	3089	51-0368479	101 Oakley Street, Evansville, Indiana 47710
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation III	Delaware	3089	37-1445502	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Opco, Inc.	Delaware	3089	30-0120989	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation VIII	Delaware	3089	32-0036809	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation IX	Delaware	3089	35-2184302	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation X	Delaware	3089	35-2184301	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XI	Delaware	3089	35-2184300	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XII	Delaware	3089	35-2184299	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XIII	Delaware	3089	35-2184298	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics Acquisition Corporation XV, LLC	Delaware	3089	35-2184293	101 Oakley Street, Evansville, Indiana 47710
Kerr Group, LLC	Delaware	3089	95-0898810	101 Oakley Street, Evansville, Indiana 47710
Saffron Acquisition, LLC	Delaware	3089	94-3293114	101 Oakley Street, Evansville, Indiana 47710
Setco, LLC	Delaware	3089	56-2374074	101 Oakley Street, Evansville, Indiana 47710
Sun Coast Industries, LLC	Delaware	3089	59-1952968	101 Oakley Street, Evansville, Indiana 47710
Cardinal Packaging, Inc.	Ohio	3089	34-1396561	101 Oakley Street, Evansville, Indiana 47710
Covalence Specialty Adhesives LLC	Delaware	2672	20-4104683	101 Oakley Street, Evansville, Indiana 47710
Covalence Specialty Coatings LLC	Delaware	2672	20-4104683	101 Oakley Street, Evansville, Indiana 47710
Caplas LLC	Delaware	3089	20-3888603	101 Oakley Street, Evansville, Indiana 47710
Caplas Neptune, LLC	Delaware	3089	20-5557864	101 Oakley Street, Evansville, Indiana 47710
Captive Plastics Holdings, LLC	Delaware	3089	20-1290475	101 Oakley Street, Evansville, Indiana 47710
Captive Plastics, LLC	Delaware	3089	22-1890735	101 Oakley Street, Evansville, Indiana 47710
Grafco Industries Limited Partnership	Maryland	3089	52-1729327	101 Oakley Street, Evansville, Indiana 47710
Rollpak Corporation	Indiana	3089	35-1582626	101 Oakley Street, Evansville, Indiana 47710
Pliant, LLC	Delaware	2673	43-2107725	101 Oakley Street, Evansville, Indiana 47710
Pliant Corporation International	Utah	2673	87-0473075	101 Oakley Street, Evansville, Indiana 47710
Uniplast Holdings, LLC	Delaware	2673	13-3999589	101 Oakley Street, Evansville, Indiana 47710
Uniplast U.S., Inc.	Delaware	2673	04-3199066	101 Oakley Street, Evansville, Indiana 47710
Berry Plastics SP, Inc.	Virginia	3089	52-1444795	101 Oakley Street, Evansville, Indiana 47710

9.75% Second Priority Senior Secured Notes Due 2021
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 9th of March, 2011.

By:           /s/ Thomas E. Tabor
                         Thomas E. Tabor
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 9, 2011

By:           /s/ Thomas E. Tabor
                        Thomas E. Tabor
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2010

($000’s)

		12/31/2010
Assets
	Cash and Balances Due From	$14,487,388
	Depository Institutions
	Securities	51,308,254
	Federal Funds	4,252,675
	Loans & Lease Financing Receivables	191,819,118
	Fixed Assets	5,282,543
	Intangible Assets	13,055,167
	Other Assets	22,054,399
	Total Assets	$302,259,544

Liabilities
	Deposits	$211,417,189
	Fed Funds	9,951,510
	Treasury Demand Notes	0
	Trading Liabilities	524,005
	Other Borrowed Money	33,939,855
	Acceptances	0
	Subordinated Notes and Debentures	7,760,721
	Other Liabilities	7,839,191
	Total Liabilities	$271,432,471

Equity
	Minority Interest in Subsidiaries	$1,736,480
	Common and Preferred Stock	18,200
	Surplus	14,136,872
	Undivided Profits	14,935,521
	Total Equity Capital	$30,827,073

	Total Liabilities and Equity Capital	$302,259,544